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                                                                   Exhibit 10.31


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement dated as of October 8th, 1999, is made by and between USinternetworking, Inc., a Delaware corporation (together with any successor thereto, the "Company") and Lance H. Conklin (the "Executive").

                                    RECITALS

                  A. It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive to perform such services under the terms hereof.

                  B. The Executive desires to commit himself to serve the Company on the terms herein provided.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

                  1. Certain Definitions.

                           (A) "Annual Base Salary" shall have the meaning set
forth in Section 4.

                           (B) "Board" shall mean the Board of Directors of the
Company.

                           (C) The Company shall have "Cause" to terminate the
Executive's employment hereunder upon the Executive's:

                                     (I) failure to materially perform his
         duties hereunder, other than any such failure resulting from the Executive's Disability, after notice and reasonable opportunity for cure, all as reasonably determined by the Board and as set forth in a detailed written notice that shall be provided to the Executive promptly following the Board's action,

                                     (II) conviction of a felony; or

                                     (III) fraud or personal dishonesty for
         material personal gain involving the Company's assets.

                           (D) "Change of Control" shall mean, with respect to
any Person, the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of such Person to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) the consummation of a plan relating to the liquidation or dissolution of such Person; (iii) the merger or consolidation of such Person with or into another entity or the merger of another entity into such Person or any subsidiary thereof with the effect that immediately after such transaction the stockholders of such Person immediately prior to such transaction (or their Affiliates) hold less than 50% of the total voting


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power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or
(iv) the acquisition by any person or group (other than a stockholder of such Person as of the date of this Agreement) of more than 50% of the voting power of all securities of such Person generally entitled to vote in the election of directors of such Person.

                           (E) "Company" shall have the meaning set forth in the
preamble hereto.

                           (F) "Compensation Committee" means the compensation
committee of the Board of Directors of the Company.

                           (G) "Conklin" shall mean Conklin & Conklin, Inc.

                           (H) "Contract Year" shall mean each twelve month
period beginning on the effective date hereof or an annual anniversary thereof.

                           (I) "Date of Termination" shall mean (i) if the
Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(a)(ii) - (vi) the date specified in the Notice of Termination.

                           (J) "Disability" shall mean the absence of the
Executive from the Executive's duties to the Company on a full-time basis for a total of six months during any twelve month period as a result of incapacity due to mental or physical illness which is determined to be reasonably likely to extend beyond the completion of the Term by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                           (K) "Executive" shall have the meaning set forth in
the preamble hereto.

                           (L) The Executive shall have "Good Reason" to
terminate his employment in the event that the Company (i) fails to make any payment or provide any benefit hereunder or commits a material breach of this Agreement and does not cure such failure or breach after notice and a reasonable opportunity to cure; or (ii) is in material breach of a post-closing obligation under that certain asset purchase agreement between the Company, Conklin, the Executive, and the other shareholders of Conklin, dated September 20, 1999, including without limitation its obligation to make payments to Conklin in respect of the promissory note issued to Conklin by the Company pursuant to the asset purchase agreement (the "Note"), and such breach has not been cured in accordance with the terms of the asset purchase agreement.

                           (M) "Note" shall have the meaning set forth in the
definition of "Good Reason" set forth above.

                           (N) "Notice of Termination" shall have the meaning
set forth in Section 5(b).


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                           (O) "Payment Period" shall have the meaning set forth
in Section 7(a)(i).

                           (P) "Person" shall mean any individual, corporation,
partnership, limited liability company, joint venture, association, joint-stock company, trust, or unincorporated organization.

                           (Q) "Term" shall have the meaning set forth in
Section 2.

                  2. Employment.

                  The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in this Section 2, in the position set forth in Section 3 and upon the other terms and conditions herein provided. The term of employment under this Agreement (the "Term") shall be for the period beginning on the effective date of this Agreement and ending on the date twenty-six months from the effective date of this Agreement unless earlier terminated as provided in Section 5. In the event that either party intends to allow this Agreement to expire at the end of the twenty-six month period without renewal or extension hereof, then such party shall provide notice to the other at least six months prior to the expiration date hereof.

                  3. Position and Duties.

                           (A) The Executive shall serve as a President and
General Manager of the Company's Lawson Business Unit with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company. The Executive's principal place of employment shall be at the Company's offices in Milford, Connecticut, but the Executive shall travel as reasonably required by his position.

                           (B) If elected or appointed thereto, and only for the
duration of such elected term or appointment, the Executive shall serve as a director of the Company and any of its subsidiaries and/or in one or more executive offices of any of such subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis consistent with that provided by the Company to other directors of the Company or similarly situated executive officers of any such subsidiaries. The Executive shall have the right to decline to serve as director and the right to resign from such position at any time.

                  4. Compensation and Related Matters.

                           (A) Annual Base Salary. During the Term the Executive
shall receive a base salary at a rate of $200,000 per annum, subject to increase as determined by the Compensation Committee ("Annual Base Salary").

                           (B) Bonus. For each Contract Year, the Executive
shall be entitled to receive a bonus of 40% of the Annual Base Salary for such Contract Year if Executive achieves the performance goals set forth in a plan for the Executive for such Contract Year. Such plan



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will be consistent with the overall plans and objectives for the Company and will contain financial, employee retention and business development targets as mutually agreed upon by the Executive and the Company. At the sole discretion of the Board or Compensation Committee, the Executive may receive a bonus up to 80% of the Annual Base Salary for such Contract Year.

                           (C) Benefits. The Executive shall be entitled to
participate in the other employee benefit plans, programs and arrangements of the Company (including 20 days of vacation plus holidays) now in effect which are applicable to the senior officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration thereof.

                           (D) Expenses. The Company shall reimburse the
Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company, in accordance with the Company's documentation and other policies with respect thereto.

                  5. Termination. The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

                           (A) Circumstances.

                                     (I) Death. The Executive's employment
         hereunder shall terminate upon his death.

                                     (II) Disability. If the Company reasonably
         determines in good faith that the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Annual Base Salary until the Date of Termination.

                                     (III) Termination for Cause. The Company
         may terminate the Executive's employment hereunder for Cause.

                                     (IV) Termination without Cause. The Company
         may terminate the Executive's employment hereunder without Cause.

                                     (V) Resignation for Good Reason. The
         Executive may terminate his employment for Good Reason.

                                     (VI) Termination without Good Reason. The
         Executive may resign his employment without Good Reason upon 60 days written notice to the Company.

                           (B) Notice of Termination. Any termination of the
Executive's employment by the Company or by the Executive under this Section 5 (other than termination



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pursuant to paragraph (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, except in the case of termination for Cause, shall be at least fourteen days (or 60 days in the case of Termination without Good Reason by the Executive) following the date of such notice (a "Notice of Termination").

                  6. Severance Payments.

                           (A) Termination without Cause or Resignation for Good
Reason: If the Company terminates the Executive's employment without Cause (pursuant to Section 5(a)(iv) or the Executive terminates his employment by resigning for Good Reason (pursuant to Section 5(a)(v)), the Company shall:

                                     (I) pay to the Executive, in accordance
         with its regular payroll practice, an amount equal to the Annual Base Salary provided herein that the Executive would have been entitled to receive had he continued his employment hereunder for the remainder of the Term; and

                                     (II) pay to the Executive a prorated amount
         of bonus based on the Company's year-to-date performance in relation to the performance targets set by the Board; and

                                     (III) continue for the remainder of the
         Term the Executive's coverage under all Company benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, to the extent permitted thereunder. In the event that the Executive's participation in any such plan or program is not permitted, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs.

                           (B) Survival. The expiration or termination of the
Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

                  7. Competition.

                           (A) The Executive hereby agrees, in consideration of
his employment hereunder and in view of the confidential position to be held by the Executive hereunder, that during the Term and during the 12 month period beginning on the Date of Termination, the Executive will not directly or indirectly, by or for himself, or as the agent of another, or through others as an agent,

                                     (I) in any way solicit or induce or attempt
         to solicit or induce any employee, officer, representative, consultant, or other agent of the Company (whether such person is presently employed by the Company or may hereinafter be so employed),



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         to leave the Company's employ or otherwise interfere with the employment relationship between any such person and the Company; provided, however, that if (i) the Company breaches its payment obligation with respect to the Note, and (ii) as a result thereof, the Executive (A) exercises his right to terminate his employment hereunder for Good Reason and (B) obtains as a result of a default under the Note by the Company the assets of Conklin that are sold to the Company and that are used to secure the Note, then the Executive shall be free to communicate with or solicit former employees of Conklin for purposes of becoming employed by Conklin and providing the types of services or products that were provided by Conklin prior to the sale of such assets to the Company;

                                     (II) take any action to purchase or obtain
         goods or services, from any of the Company's proprietary suppliers or other supplier with whom the Company has developed an exclusive relationship; or

                                     (III) in any way solicit, or attempt to
         divert, take away or call on, any customers of the Company; provided, however, that if (i) the Company breaches its payment obligation with respect to the Note, and (ii) as a result thereof, the Executive (A) exercises his right to terminate his employment hereunder for Good Reason and (B) obtains as a result of a default under the Note by the Company the assets of Conklin that are sold to the Company and that are used to secure the Note, then the Executive shall be free to contact or solicit former customers of Conklin for purposes of providing the types of services or products that were provided by Conklin prior to the sale of such assets to the Company.

                           (B) The Executive shall not, at any time during the
Term, or (if his employment was terminated by the Executive without Good Reason or by the Company for Cause) during the 12 month period following the Date of Termination, without the prior written consent of the Board, directly or indirectly engage in, or have any interest in, or manage or operate (i) any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in the application services provider business wherever located at the date of termination, or (ii) any of the companies listed on Schedule A; provided, however, that the Executive shall be permitted to acquire a stock interest in such a corporation provided such stock is publicly traded and the stock so acquired is not more than five percent (5%) of the outstanding shares of such corporation.

                           (C) In the event the terms of this Section 7 shall be
determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  8. Nondisclosure of Proprietary Information.


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                           (A) Except as required in the faithful performance of
the Executive's duties hereunder or pursuant to subsection (c), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

                           (B) Upon termination of the Executive's employment
with Company for any reason and upon the Company's request, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes and/or which contain proprietary information or trade secrets.

                           (C) The Executive may respond to a lawful and valid
subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

                  9. Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 7 and 8 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

                  10. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. This Agreement may not be assigned without the consent of the other party.

                  11. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

                  12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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                  13. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

                           (A) If to the Company:

                                  USinternetworking, Inc.
                                  One USi Plaza
                                  175 Admiral Cochrane Drive
                                  Annapolis, MD 21401
                                  Attn:  Chief Executive Officer
                                  Tel. No.:  (410) 897-4400
                                  Fax No.:  (410) 573-1906

                           (B) If to the Executive, to him at the address set
forth below under his signature;

or at any other address as any party shall have specified by notice in writing to the other parties.

                  14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                  15. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

                  16. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Chairman of the Board. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

                  17. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.


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                  18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in the metropolitan area in which the Executive is then based (or was last based during the Term if the Executive's employment has been terminated) in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7 or 8 of the Employment Agreement, and provided further that the Executive shall be entitled to seek specific performance of his right to be paid and/or damages until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The fees and expense of the arbitrator shall be borne by the Company. If the Company shall terminate the Executive's employment pursuant to Section 1(c)(i) of this Agreement, the Company shall submit to immediate and expedited arbitration on the issue of whether such termination was proper. The Executive may waive discovery or motion practice at the outset of such arbitration, in which case the Company shall waive discovery or motion practice to the same extent as waived by the Executive. Each party shall comply with any discovery requests of the other party within seven (7) days of such request, as reasonably possible. The Company further waives the right to make any judicial motion to stay arbitration.

                  19. Attorney's Fees. In the event of any arbitration or litigation arising under this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorney's fees from the other party.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                             THE COMPANY:

                                             USINTERNETWORKING, INC.

                                             By:------------------------------
                                                  Name:

                                             THE EXECUTIVE:

                                             By:------------------------------
                                                  Lance H. Conklin
                                                  Address:



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                                   Schedule A
                                   Competitors


PeopleSoft
Siebel Systems
JDEdwards
SAP
Baan
Oracle
Quest
AboveNet
DIGEX
GTEinternetworking
Interliant
Exodus
GlobalCenter
WorldCom
CIBER
SMS
FutureLink
CriticalPath
DigitalIsland
Interpath
Asera
Agillion